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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported) August 31, 1998.

                               NewStar Media Inc.
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             (Exact name of registrant as specified in its charter)

                                   California
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                 (State or other jurisdiction of incorporation)

             0-24984                                 95-4015834
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      (Commission File Number)            (IRS Employer Identification No.)

                  8955 Beverly Boulevard, Los Angeles, CA    90048
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               (Address of Principal Executive Offices)    (Zip Code)

                                 (310) 786-1600
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              (Registrant's Telephone Number, Including Area Code)



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ITEM 5.  OTHER EVENTS.

         On August 31, 1998 NewStar Media Inc. (the "Company") completed the sale of 3,824,757 shares of Common Stock ($.01 par value per share) to Apollo Partners, LLC and Ronald Lightstone at $1.438 per share for an aggregate price of $5,500,000. The price per share was determined based on the average of the closing prices of the Company's stock as reported on the Nasdaq SmallCap Market for the five trading days preceding the date on which a special committee of the Board of Directors approved the sale. Under the terms of the Stock Purchase Agreement dated July 30, 1998, the purchase price of the shares may be adjusted under certain circumstances, in which event the Company would have the option of repurchasing all of the shares at the purchase price.

         Apollo Partners, LLC is a limited liability company the members of which are Terrence Elkes and Kenneth Gorman. Mr. Elkes and Mr. Gorman are members of the Board of Directors of the Company. Mr. Lightstone is the President and Chief Executive Officer of the Company and a director. Both Apollo Partners, LLC and Mr. Lightstone are members of Media Equities International, LLC, a limited liability company that beneficially owns approximately 42% of the Common Stock of the Company (prior to the sale reported herein), giving pro forma effect to the exercise of preferred stock and warrants to purchase
Common Stock which are currently convertible or exercisable.

         The foregoing discussion is qualified in its entirety by reference to the Stock Purchase Agreement, attached hereto as an exhibit and incorporated herein by reference.

         On August 6, 1998, the Company appeared before a hearing panel of The Nasdaq Stock Market, Inc. ("Nasdaq") to present its plan to regain compliance with the net tangible assets/market capitalization/net income requirements pursuant to NASD Marketplace Rule 4310(c)(2). The Company believes that it adequately addressed the concerns of the hearing panel, but has not received a determination from Nasdaq. There can be no assurance that the determination of the hearing panel will be favorable or that the Company's common stock will remain listed on the Nasdaq SmallCap Market.



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

c.  Exhibits

EXHIBIT NUMBER      DESCRIPTION
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10.67               Stock Purchase Agreement, dated as of July 30, 1998, among
                    NewStar Media Inc. Apollo Partners, LLC and Ronald
                    Lightstone





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEWSTAR MEDIA INC.


Date:  September 3, 1998                    By:   /S/  RONALD LIGHTSTONE
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                                               Ronald Lightstone
                                               President and Chief Executive
                                                 Officer